SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

September 21, 2012

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 25, 2012, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Craig D. Gates
President and Chief Executive Officer
Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 25, 2012

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 25, 2012, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO USA, LLP as independent registered public accounting firm for fiscal year 2013; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 5, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 21, 2012

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 25, 2012. The Proxy Statement and 2012 Annual Report to Shareholders are available at: www.edocumentview.com/kttc.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 25, 2012 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Craig D. Gates and Ronald F. Klawitter, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about September 21, 2012.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 5, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,488,856 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on ratification of the appointment of the independent registered public accounting firm (matter 2) since neither represents a vote cast.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. Under current regulations, brokers can not vote “uninstructed” shares in director elections or on executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (matter 1), no votes will be cast on your behalf. Discretionary voting by brokers is permitted in the ratification of the appointment of the independent registered public accounting firm (matter 2). When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2011 Annual Meeting attended the 2011 Annual meeting. Dale F. Pilz will retire when his term expires at the Annual Meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 62, has been a director of the Company since October 2006. Mr. Bean has been President and CEO of Preco Electronics, Inc. since November 1999. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering. The Board of Directors has concluded that based upon Mr. Bean’s business and financial expertise, current and prior senior management positions and education that he should serve as a director of the company.

Craig D. Gates, age 53, has been a director of the Company since July 2009 and has been President and CEO of the Company since April 2009. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. From 1991 to October 1994, Mr. Gates served as Director of Operations, Electronics for the Microswitch Division of Honeywell Inc. From 1982 to 1991, Mr. Gates held various engineering and management positions within the Microswitch Division. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. Mr. Gates also serves on the Board of Directors of CyberOptics Corporation. The Board of Directors has concluded that based upon Mr. Gates’ business expertise, current and prior senior management experience and education that he should serve as a director of the Company.

Ronald F. Klawitter, age 60, has been a director of the Company since October 2009 and has been Executive Vice President of Administration, CFO and Treasurer of the Company since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a Bachelor of Arts degree from Wittenberg University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Klawitter’s business and financial expertise, current and prior management experience and education that he should serve as a director of the Company.

Yacov A. Shamash, age 62, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp., and Applied DNA Sciences, Inc. The Board of Directors has concluded that based upon Dr. Shamash’s professional and management experience, service on public companies’ boards and education that he should serve as a director of the Company. Dr. Shamash has also served on the Board of two other public corporations, Manchester Tech., Inc. and Netsmart Tech., Inc., during the past five years.

Patrick Sweeney, age 77, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic, and Photo Machining Inc. The Board of Directors has concluded that based upon Mr. Sweeney’s business and financial expertise, senior management experience, service on public companies’ boards and education that he should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met four times during fiscal 2012. During fiscal 2012, each director attended 100% of the Board of Directors meetings and at least 90% of meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Global Select Market (“NASDAQ”) listing standards, except for Mr. Gates, the Company’s President and Chief Executive Officer and Mr. Klawitter, the Company’s Executive Vice President of Administration, CFO and Treasurer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet the definition of independence contained in the NASDAQ listing standards; (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the NASDAQ Marketplace Rules.

The Board of Directors has determined that Patrick Sweeney, a member of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors determines whether the roles of Chief Executive Officer and Chairman of the Board should be separated based upon its judgment of the structure which best meets the current needs of the Company and promotes the most effective communication between the Board and management. The Board currently separates the role of Chief Executive Officer and Chairman of the Board.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls and legal and regulatory requirements. The Board is assisted by its Compensation and Administration Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Governance and Nominating Committee oversees risk management with respect to Board membership, structure and organization.

The Chairmen of the three Board Committees report to the Board on committee meetings at regular meetings of the Board of Directors. Management has the day to day responsibility for risk management and members of management make regular reports to the Board and its committees on identification, monitoring and mitigation of material risks.

Executive Sessions

At three of the four regular meetings of the Board of Directors held during fiscal year 2012, the independent directors met separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or a Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Administration Committee, and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met ten times during fiscal 2012. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent registered public accounting firm, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent registered public accounting firm, and establishes the fees and other compensation to be paid to the independent registered public accounting firm; monitors the qualifications, independence and performance of the Company’s independent registered public accounting firm; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent registered public accounting firm and management.

The Compensation and Administration Committee (“Compensation Committee”) which currently consists of Messrs. Shamash (Chairman), and Pilz, met four times during fiscal 2012. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans and stock option plans, including determining the individuals to receive awards and options and the terms of such awards and options.

The Governance and Nominating Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met one time during fiscal 2012. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although the Company does not have a policy regarding diversity, the Governance and Nominating Committee does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

The Board created a Special Committee in October 2010, consisting of Messrs. Pilz and Sweeney, to interface with members of the board of directors of a customer to pursue a business solution to certain commercial disputes. A fee of $2,000 per day and reimbursement of expenses was approved for service as a member of the Special Committee including participation in meetings and conference calls, consultation with management and review of documents. The Special Committee was abolished on October 26, 2011.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS

Tieton Capital Management LLC 4700 Tieton Drive, Suite C Yakima, WA 98908	975,325	(2),(3)	9.30%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	872,121	(4),(5)	8.31%
DIRECTORS AND EXECUTIVE OFFICERS

James R. Bean	0		**

Dale F. Pilz	29,982	(6)	**

Yacov A. Shamash	36,030	(7)	**

Patrick Sweeney	68,930		**

Craig D. Gates	153,339	(8)	1.46%

Ronald F. Klawitter	162,078	(9)	1.55%

Douglas G. Burkhardt	68,543	(10)	**

All executive officers and directors as a group (13 persons)	577,891	(11)	5.49%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.
1.	Percentage beneficially owned is based on 10,488,856 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
2.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2012.

3.	Tieton Capital Management LLC is a registered investment advisor.
4.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2012.
5.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.
6.	Includes 12,430 shares issuable upon exercise of director stock options.
7.	Includes 12,430 shares issuable upon exercise of director stock options and 1,100 shares owned directly by Dr. Shamash’s daughter.
8.	Includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,458 shares) as of June 30, 2012.
9.	Includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,867 shares) as of June 30, 2012, 1,600 shares owned directly by Mr. Klawitter’s daughter and 4,200 shares owned directly by Mr. Klawitter’s son.
10.	Includes Common Stock allocated to Mr. Burkhardt as a participant in the Company’s 401(k) Retirement Savings Plan (176 shares) as of June 30, 2012.
11.	Includes 31,527 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 5, 2012.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information on the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2012 (“Named Executive Officers”) based on total compensation for the last completed fiscal year. No Named Executive Officer had option awards or nonqualified deferred compensation earnings during fiscal year 2012; therefore those columns has been omitted from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(8)	Total ($)

Craig D. Gates, Chief Executive Officer & President	2012	445,068	0	110,000	702,750	(2)	26,600	1,284,418
	2011	437,000	0	0	409,885	(3)	92,960	939,845

Ronald F. Klawitter	2012	300,000	0	55,000	405,000	(4)	26,600	786,600
Executive Vice President of Administration, CFO & Treasurer	2011	301,029	0	0	269,006	(5)	29,010	599,045

Douglas G. Burkhardt Executive Vice President of Worldwide Operations	2012	215,842	0	44,000	219,505	(6)	99,138	578,485
	2011	198,290	0	0	132,099	(7)	37,469	367,858

(1)	Represents the aggregate grant date fair value of stock appreciation right awards granted in fiscal year 2012, computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the NEOs. See Note 7 to the Consolidated Financial Statements included in the Company’s 2012 Annual Report on Form 10-K for a discussion of the assumptions underlying the grant date fair value of the stock appreciation right awards. A description of the stock appreciation right awards appears in the narrative text following this table.
(2)	Represents $327,750 earned in fiscal year 2012 under the Incentive Compensation Plan for fiscal year 2012 and $375,000 earned in fiscal year 2012 under the Long-Term Incentive Plan for the 2010-2012 performance cycle.
(3)	Represents $236,635 earned in fiscal 2011 under the Incentive Compensation Plan for fiscal year 2011 and $173,250 earned in fiscal year 2011 under the Long-Term Incentive Plan for the 2009-2011 performance cycle.
(4)	Represents $180,000 earned in fiscal year 2012 under the Incentive Compensation Plan for fiscal year 2012 and $225,000 earned in fiscal year 2012 under the Long-Term Incentive Plan for the 2010-2012 performance cycle.
(5)	Represents $130,406 earned in fiscal year 2011 under the Incentive Compensation Plan for fiscal year 2011 and $138,600 earned in fiscal year 2011 under the Long-Term Incentive Plan for the 2009-2011 performance cycle.

(6)	Represents $129,505 earned in fiscal year 2012 under the Incentive Compensation Plan for fiscal year 2012 and $90,000 earned in fiscal year 2012 under the Long-Term Incentive Plan for the 2010-2012 performance cycle.
(7)	Represents $85,899 earned in fiscal year 2011 under the Incentive Compensation Plan for fiscal year 2011 and $46,200 earned in fiscal year 2011 under the Long-Term Incentive Plan for the 2009-2011 performance cycle.
(8)	Includes Company matching payments in fiscal years 2012 and 2011 under the Company’s 401(k) Retirement Savings Plan. Also includes for Mr. Gates value realized on the exercise of stock options in the amount of $16,800 in fiscal year 2012 and $83,160 in fiscal year 2011, for Mr. Klawitter value realized on the exercise of stock options in the amount of $16,800 in fiscal year 2012 and $19,210 in fiscal year 2011, and for Mr. Burkhardt value realized on the exercise of stock options in the amount of $89,338 in fiscal year 2012 and $27,668.70 in fiscal year 2011.

Narrative Disclosure of Summary Compensation Table

Base Salary

Key Tronic provides the Named Executive Officers with a level of “guaranteed” compensation in the form of base salary. Each position is paid within a range that targets median market salary. Individual salary levels vary around this point based on experience, knowledge, and individual contribution. Ranges were objectively determined using the combined survey data provided by Milliman, Inc. Base salary market data for the three Named Executive Officer positions was derived by averaging base salary data for comparable positions from the following 2009 surveys: Economic Research Institute Executive Assessor, Watson Wyatt Top Management, Milliman Executive Compensation Report, Aon Executive Compensation Report and Mercer Executive Compensation. In addition, the Board considered the compensation of executives at a group of peer group companies consisting of CTS Corporation, LaBarge Inc., Plexus, Sigma Tron International Inc., SMTC Corporation, Sparton Corporation and Sypris Solutions Inc. Three year’s worth of data extracted from these peers’ proxy statements aged to a common point in time in 2009 were reviewed. The peer group companies were selected based on similar line of business, stage and size as measured by factors such as revenue, net income, market cap and number of employees. In fiscal years 2010, 2011 and 2012 the Company’s compensation consultant, Milliman, Inc., advised the Company that the market surveys and the peer companies’ base salary data had moved up in each of those years by approximately 3%. The average median base salary in 2009 of the market surveys was $436,841 for the CEO position, $257,411 for the CFO position and $202,989 for the top manufacturing officer position. The median base salary of the peer group in 2009 was $561,734 for the CEO position, $286,963 for the CFO position and $291,526 for the top manufacturing officer position. Fiscal year 2011 and 2012, base salaries of the Company’s CEO and top manufacturing officer are both below the market survey median and the peer group’s medians (after adjusting the 2009 market survey average median and peer group median base salaries by 3% in fiscal years 2010, 2011 and 2012). In fiscal years 2011 and 2012, the CFO’s base salary is below the peer group median base salary and above the market surveys average median base salary after similar adjustments. Salary increases in fiscal 2011 for each of the Named Executive Officers and for the CEO and the Executive Vice President of Worldwide Operations in fiscal year 2012 were determined based upon experience, knowledge and individual contribution in addition to market survey and peer group data.

Annual Incentives

For our Named Executive Officers, annual incentives are tied directly to the achievement of a company-wide financial goal which is profit before taxes (PBT). PBT is the financial goal because of its significant impact on increasing shareholder equity. Target annual incentive levels for the top executives are set to be comparable to what our publicly traded peers offer. The fiscal year 2012 Incentive Compensation Plan provided that if Key Tronic achieved its PBT target, executives would have the opportunity to earn 100% of their incentive target. If PBT exceeded target by 33%, executives would have the opportunity to earn up to 150% of their annual incentive target. If PBT were more than 58% below target level, no incentive would be paid. Key Tronic’s PBT for fiscal year 2012 was more than 33% above target level. Therefore annual incentive payments were earned by participants for fiscal year 2012 in the approximate amount of 150% of their incentive target.

Long-term Incentives

Long-term Incentive Plan. Beginning in fiscal year 2006, the officers and non-employee directors of Key Tronic became eligible to participate in Key Tronic’s Long-term Incentive Plan (LTIP). The LTIP was approved by the Board in September 2005. Under this plan, officers and non-employee directors may be awarded a number of “performance units” at the start of each fiscal year. These units will have a future value tied directly to the achievement of Board determined and approved goals for a three-year period. At the end of each three-year period, these units will be exchanged for cash at the value set by the Board at the beginning of the three year period based on goal achievement as measured at the end of the three year period. For Mr. Gates the award at target for the 2010–2012 performance cycle was $250,000 of compensation. For Mr. Klawitter the award at target for the 2010–2012 performance cycle was $150,000 of compensation. For Mr. Burkhardt the award at target for the 2010-2012 performance cycle was $60,000 of compensation. For each non-employee director the award at target for the 2010-2012 performance cycle was $10,000 of compensation. For the 2010–2012 performance cycle the maximum goals for three year sales growth compared to peer group companies and return on invested capital were exceeded.

2010 Incentive Plan. Historically, the primary form of long-term compensation at Key Tronic has been stock options. No options have been granted to any of the Named Executive Officers since October 24, 2002. In fiscal years 2010 and 2012, the Named Executive Officers received grants of stock appreciation rights under the 2010 Incentive Plan. These stock appreciation rights awards vest on the third anniversary of the grant date to the extent the Company’s return on invested capital (ROIC) over the vesting period compared to the weighted average ROIC of a selected group of peer companies over the same period has reached 90% or more than peer group average and have a term of five years. Payment upon exercise of a stock appreciation right may be in cash, in shares, in some combination thereof or in any other manner approved by the Compensation Committee.

Other Compensation

The Named Executive Officers and all other U.S. employees are eligible to participate in the Key Tronic Corporation 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution tax qualified retirement savings plan under which employees can contribute a portion of their eligible cash compensation to the 401(k) Plan and the Company makes matching cash contributions of 100% of the first 3% and 50% of the next 2% of compensation deferred subject to qualified plan limits. All employee contributions and matching contributions are vested upon contribution.

GRANTS OF PLAN BASED AWARDS IN 2012 FISCAL YEAR

The following table sets forth information concerning individual grants of non-equity incentive plan awards and grants of equity incentive plan awards made during fiscal year 2012 to each of the Named Executive Officers.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock Awards: Number of Securities Underlying Options/SARs (#)	Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards (#)
			Threshold ($)	Target ($)	Maximum ($)

Craig D. Gates	07/27/11 07/27/11 07/27/11	(1) (2) (3)	21,850 137,500	218,500 275,000	327,750 412,500	50,000 —	4.40 —	110,000 —
Ronald F. Klawitter	07/27/11 07/27/11 07/27/11	(1) (2) (3)	12,000 82,500	120,000 165,000	180,000 247,500	25,000 —	4.40 —	55,000 —
Douglas G. Burkhardt	07/27/11 07/27/11 07/27/11	(1) (2) (3)	8,634 50,000	86,337 100,000	129,505 150,000	20,000 —	4.40 —	44,000 —

(1)	Represents stock appreciation rights awards during fiscal year 2012 under the 2010 Incentive Compensation Plan. The 2010 Incentive Compensation Plan is discussed under the caption “Long-Term Incentives on page 11.
(2)	Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2012. For actual payouts earned for fiscal year 2012 see the Summary Compensation Table. The Incentive Compensation Plan is discussed under the caption “Annual Incentives” on page 10.
(3)	Represents threshold, target and maximum payouts under the Long-term Incentive Plan for the 2012-2014 performance cycle. The Long-term Incentive Plan is discussed under the caption “Long-term Incentives” on page 11. Payouts under the Long-term Incentive Plan for the 2012-2014 performance cycle are dependent upon the achievement of goals for three years sales growth compared to peer group companies and return on invested capital.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table provides information on stock appreciation rights held by the Named Executive Officers at June 30, 2012. No Named Executive Officer held any option awards at June 30, 2012; therefore those columns have been omitted from the table.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share Units or Other Rights That Have Not Vested ($)(3)
Craig D. Gates	0 0	0 0	50,000 150,000	(1) (2)	192,000 352,500

Ronald F. Klawitter	0 0	0 0	25,000 75,000	(1) (2)	96,000 176,250

Douglas G. Burkhardt	0 0	0 0	20,000 50,000	(1) (2)	76,800 117,500

(1)	Stock appreciation rights granted 07/27/11, at a base price of $4.40 per unit, that vest on the third anniversary of the grant date and have a term of five years. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies
(2)	Stock appreciation rights granted 05/14/10, at a base price of $5.89 per unit, that vest on the third anniversary of the grant date and have a term of five years. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three years return on invested capital compared to peer group companies.
(3)	The payout value based upon $8.24 per unit, the closing sales price of the Company’s common stock on the Nasdaq Stock Market on June 29, 2012, less the base price per unit. Assumes overachievement level goal will be achieved for the applicable three year performance period.

OPTION EXERCISES FOR FISCAL YEAR 2012

The following table sets forth information concerning the number of shares acquired and the dollar amounts realized by Named Executive Officers during fiscal year 2012 on the exercise of stock options.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Craig D. Gates	20,000	16,800

Ronald F. Klawitter	20,000	16,800

Douglas G. Burkhardt	17,084	89,338

(1)	Based on the difference between the closing price of the Company’s Common Stock on the exercise date and the exercise price of the option.

Pension Benefits

None of the Named Executive Officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the Named Executive Officers is covered by a defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Benefits

The Company offers the Named Executive Officers and all other U.S. employees life insurance, disability, medical and dental plans for which the Named Executive Officers are charged the same rate as all other employees.

Potential Payments Upon Termination or Change in Control

Employment Contracts. The Company entered into employment contracts with Messrs. Gates, Klawitter and Burkhardt at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contract entered into with Mr. Klawitter also provides that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Gates and Klawitter were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination. In August 2011, the employment contracts of Messrs. Gates, Klawitter and Burkhardt were amended to condition the payment of severance upon execution of a release of claims and to add provisions to comply with Internal Revenue Code Section 409A. In May 2012, the employment contracts of Messrs. Gates and Burkhardt were amended to provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. Mr. Burkhardt’s employment contract was also amended in May 2012 to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Long-term Incentive Plan. The Long-term Incentive Plan provides that upon a change of control of the Company, vesting of units awarded under the Plan will be accelerated and will be payable at two times their value. “Change of control” generally means the occurrence of any of the following events: (1) any individual, entity or group (other than the Company, any subsidiary or any employee benefit plan of the Company or a subsidiary) acquires beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then-outstanding securities (other than as a result of an acquisition of securities directly from the Company); (2) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or any subsidiary); (3) the approval by the Company’s shareholders of a merger or consolidation, a statutory share exchange, a sale or disposition of all or substantially all the Company’s assets or a plan of liquidation or dissolution of the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or nomination for the election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2010 Incentive Plan. Under the 2010 Incentive Plan, in the event of a change of control: (1) all outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control and such awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as certain reorganizations, mergers or consolidations, any such awards that vest based on continuous service will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by a successor company; and (2) all performance shares, performance units, and stock awards or stock units with restrictions based on performance criteria will be payable based on targeted performance being attained as of the effective date of the change of control.

“Change of control” generally means the occurrence of any of the following events: (1) an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met); (2) a change in the composition of the Board during a two-year period such that the incumbent board members as of the beginning of the two-year period cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent board); (3) consummation of certain reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or (4) consummation of a complete liquidation or dissolution of the Company.

Compensation of Directors

Fees. Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $6,250, a fee of $1,200 for each Board meeting attended in person and a fee of $600 for each Board meeting attended by telephone. Directors also receive a fee of $750 for each committee meeting attended (committee members receive a committee attendance fee of $375 if the committee meeting is held the same day as a Board meeting and a fee of $375 if the committee meeting is held by phone). The Chairman of the Board receives a quarterly retainer of $8,000, plus a fee of $1,800 for each Board meeting attended. Committee chairmen receive an additional fee of $550 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Long-term Incentive Plan. Each director participates in the Company’s Long-term Incentive Plan (“Plan”). The Plan provides a long-term cash bonus opportunity to the members of the Board of Directors if certain Company performance measures established by the Board of Directors are met for three fiscal year performance periods. No amounts can be earned for any three fiscal year performance period until the end of the third fiscal year since achievement of performance measures can only be determined at the end of the third fiscal year. During fiscal year 2012, each non-employee Director was awarded 10,000 units under the Plan. If performance measures are met, these units will result in a cash payment ranging from $5,000 to $15,000 to each said non-employee Director at the end of fiscal year 2014. Payouts under the Long-term Incentive Plan will depend upon the achievement of goals for three year sales growth compared to peer group companies and return on invested capital.

2010 Incentive Plan.

During fiscal year 2012, each non-employee director was awarded 5,000 stock appreciation rights under the Key Tronic Corporation 2010 Incentive Plan. These stock appreciation rights vest on the third anniversary of the grant date to the extent the Company’s return on invested capital (ROIC) over the vesting period compared to the weighted average ROIC of a selected peer group of companies over the same period has reached 90% or more than the peer group average and have a term of five years. Payment upon exercise of a stock appreciation right may be in cash, in shares, in some combination thereof or in any other manner approved by the Compensation Committee.

Stock Option Plan. Non-employee directors received stock options under the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors, which Plan terminated on July 27, 2005.

Set forth below is information on the compensation provided to each non-employee director of the Company during fiscal year 2012. No non-employee director had option awards or nonqualified deferred compensation earnings during fiscal year 2012; therefore those columns have been omitted from the table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
James R. Bean	33,550	11,000	15,000	0	59,550

Dale F. Pilz	44,825	11,000	15,000	0	70,825

Yacov A. Shamash	32,400	11,000	15,000	0	58,400

Patrick Sweeney	40,950	11,000	15,000	0	66,950

(1)	As of June 30, 2012, each director holds 15,000 stock appreciation rights awards with a grant date fair value of $45,600 and 5,000 stock appreciation rights awards with a grant date fair value of $11,000. See Note 7 to the Consolidated Financial Statements included in the Company’s 2012 Annual Report on Form 10-K for a discussion of the assumptions underlying the grant date fair value of stock appreciation rights awards. The following number of option awards were held by each of the directors and outstanding as of June 30, 2012: Mr. Bean, 0 options; Mr. Pilz, 12,430 options; Mr. Sweeney, 0 options; Dr. Shamash, 12,430 options. All directors were fully vested in such options prior to fiscal year 2012.
(2)	Represents amounts earned in fiscal year 2012 under the Long-Term Incentive Plan for the 2010-2012 performance cycle.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members meet the definition of independence within the meaning of the applicable NASDAQ listing standards and that the Chairman of the Committee has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and discussed with the Company’s management and BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the Company’s financial statements contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, (“Codification of Statements on Auditing Standards, AU § 380”), as amended. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO as required under applicable independence standards for auditors of public companies. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended June 30, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), James R. Bean, Dale F. Pilz

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO and its former affiliate Mexican firm BDO Hernandez, Marron y Cia, SC for professional services in the named categories for the fiscal years ended June 30, 2012 and July 2, 2011:

	FY 2012	FY 2011

Audit Fees(1)	$286,545	$286,362
Audit Related Fees(2)	19,961	18,700
Tax Fees(3)	147,441	29,807
All Other Fees	—	—

Total	$453,947	$334,869

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan and other consultation matters.
(3)	Tax fees for fiscal years 2012 and 2011 consisted of professional services provided for the review of foreign tax returns and consultation on foreign tax matters. Tax fees for fiscal year 2012 also included fees for BDO performing a study relating to research and development tax credits.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2013. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of BDO as the Company’s registered public accounting firm is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of its registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2013 must submit their proposals in writing to Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, proposals submitted for inclusion in our proxy statement for the 2013 Annual Meeting must be received by the Secretary at the address above no later than May 24, 2013. In addition, any shareholder who intends to present a proposal at the 2013 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by August 2, 2013 or such proposal will be considered untimely. For such proposals that are untimely, the Company retains discretion to vote proxies it receives. For such proposals that are timely, the

Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Annual Report on Form 10-K

The 2012 Annual Report on Form 10-K (including exhibits), as amended, which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.keytronic.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at StreetConnect, (206) 729-3625, ktcc@stct.com. We will furnish any exhibit to our Form 10-K if specifically requested to do so.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and NASDAQ.

Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended June 30, 2012 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 21, 2012

If you are not an Internet user and wish to contact Key Tronic Corporation, you may use one of the following methods:

Call: 877-277-9953 Write: Key Tronic Corporation, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

Attention Internet Users!

You can now access your stockholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register (1st time users only) Click on “Create Login” in the blue box and follow the instructions. Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button.	Step 3: View your account details and perform multiple transactions, such as:
	• View account balances • View transaction history • View payment history • View stock quotes	• Change your address • View electronic stockholder communications • Buy or sell shares • Check replacements

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Key Tronic Corporation

Notice of 2012 Annual Meeting of Shareholders 4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting – October 25, 2012

Craig D. Gates and Ronald F. Klawitter, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 25, 2012, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 and FOR Item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Key Tronic Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - James R. Bean	☐	☐	02 - Craig D. Gates	☐	☐	03 - Ronald F. Klawitter	☐	☐
	04 - Yacov A. Shamash	☐	☐	05 - Patrick Sweeney	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	5 1 D V	+
01IMXC

Key Tronic Corporation

4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 25, 2012.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to Computershare is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 12, 2012 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received.

JP Morgan Chase Bank, N.A.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Key Tronic Corporation

Notice of 2012 Annual Meeting of Shareholders 4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting – October 25, 2012

Craig D. Gates and Ronald F. Klawitter, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 25, 2012, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 and FOR Item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - James R. Bean	☐	☐	02 - Craig D. Gates	☐	☐	03 - Ronald F. Klawitter	☐	☐
	04 - Yacov A. Shamash	☐	☐	05 - Patrick Sweeney	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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¢	5 1 D V	+
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